Exhibit (h)(1)(vi)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Allianz Funds Multi-Strategy Trust,

On Behalf of Each Portfolio Listed on Schedule A,

Individually and not Jointly or Jointly and Severally

And

State Street Bank and Trust Company

This Amendment to the Transfer Agency and Service Agreement, dated October 3, 2008, as subsequently amended and novated (the “Agreement”) is made as of this 6th day of March, 2018, between State Street Bank and Trust Company (the “Transfer Agent”) (pursuant to an assignment from DST Asset Manager Solutions, Inc. (f/k/a Boston Financial Data Services, Inc.) and Allianz Funds Multi-Strategy Trust (the “Fund”), on behalf of each Portfolio listed on Schedule A, individually and not jointly or jointly and severally (the “Amendment”). In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of March 6, 2018; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST		STATE STREET BANK AND TRUST COMPANY

By:		By:
Name:	Thomas J. Fuccillo	Name:
Title:	President and Chief Executive Officer	Title:

As an Authorized Officer on behalf of each of the Portfolios indicated on Schedule A

Exhibit (h)(1)(vi)

SCHEDULE A

Effective Date: March 6, 2018

Allianz Funds Multi-Strategy Trust

AllianzGI Best Styles Emerging Markets Equity Fund

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund

AllianzGI Best Styles U.S. Equity Fund

AllianzGI Convertible Fund

AllianzGI Core Bond Fund

AllianzGI Core Plus Bond Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Europe Equity Dividend Fund

AllianzGI Global Allocation Fund

AllianzGI Global Dynamic Allocation Fund

AllianzGI Global Fundamental Strategy Fund

AllianzGI Global High Yield Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Growth Fund

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi Asset Income Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI PerformanceFee Managed Futures Strategy Fund

AllianzGI PerformanceFee Structured US Equity Fund

AllianzGI PerformanceFee Structured US Fixed Income Fund

AllianzGI Preferred Securities and Income Fund

AllianzGI Real Estate Debt Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Short Duration High Income Fund

AllianzGI Structured Return Fund

AllianzGI Ultra Micro Cap Fund

AllianzGI U.S. Equity Hedged Fund

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